UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2022

Weatherford International plc
(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 St. James Place	,	Houston,	Texas	77056
(Address of principal executive offices)				(Zip Code)
 Registrant’s telephone number, including area code: 713.836.4000

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares, $0.001 par value per share	WFRD	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                         Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
Notice of Partial Redemption

On July 11, 2022, Weatherford International plc (the “Company”) issued a notice of partial optional redemption (the “Partial Redemption”) to the holders of its 11.00% senior notes due December 1, 2024 (the “11.00% Senior Notes”), providing for the redemption of $50.0 million aggregate principal amount of the Company’s remaining outstanding 11.00% Senior Notes. The redemption price for the 11.00% Senior Notes to be redeemed will be equal to 103% of the principal amount of the 11.00% Senior Notes to be redeemed as of, and accrued and unpaid interest to, but excluding, the redemption date. The redemption date for the Partial Redemption will be August 10, 2022.

This disclosure does not constitute a notice of redemption with respect to the 11.00% Senior Notes.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements concerning, among other things, the Company’s strategy and financing plans and goals. These forward-looking statements are also generally identified by the words “intends”, “believe,” “project,” “expect,” “anticipate,” “estimate,” “strategy,” “plan,” “may,” “should,” “could,” “will,” “would,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are based upon the current beliefs of Weatherford’s management and are subject to significant risks, assumptions, and uncertainties. Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those indicated in our forward-looking statements. Readers are cautioned that forward-looking statements are only predictions and may differ materially from actual future events or results, including: the price and price volatility of oil and natural gas; various effects from the Russia Ukraine conflict including, but not limited to, extended business interruptions, sanctions imposed by various countries, associated operational and logistical challenges, and impacts to the overall global energy supply; demand for oil and gas and fluctuations in commodity prices; general global economic repercussions related to U.S. and global inflationary pressures; the macroeconomic outlook for the oil and gas industry; operational challenges relating the COVID-19 pandemic and efforts to mitigate the spread of the COVID-19 virus and COVID-19 variants, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; our ability to generate cash flow from operations to fund our operations; and the realization of additional cost savings and operational efficiencies. Forward-looking statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and those set forth from time-to-time in the Company’s other filings with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release of Weatherford International plc relating to the redemption of the 11% Senior Notes, dated July 11, 2022
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: July 11, 2022
/s/ H. Keith Jennings
H. Keith Jennings
Executive Vice President and Chief Financial Officer